SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 25, 2003.

Wachovia Asset Securitization Issuance LLC
(Issuer in respect of the Asset-Backed Certificates, Series 2003-HE1)
(Exact name of registrant as specified in its charter)

North Carolina	333-97457	56-1967773

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 South College Street, Suite D, Charlotte, NC	28288-5578

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 383-4634

Wachovia Asset Securitization, Inc.
(Former name or former address, if changed since last report.)

Item 5.   See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the November 25, 2003 payment to the Asset-Backed Certificates, Series 2003-HE1

Item 7.   Financial Statements and Exhibits.

(c)   Exhibits.

Item 601 (a) of
Regulation. S-K Exhibit Number.

20.1   Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE1 relating to the November 25, 2003 Payment Date.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Asset-Backed Certificates, Series 2003-HE1 by the undersigned thereunto duly authorized.

Dated: February 5, 2004	By:	Wachovia Asset Securitization Issuance, LLC, as Depositor

	By:	Wachovia Bank, National Association, as Attorney-in-fact

	By:	/s/ April Hughey

	Name: Title:	April Hughey Vice President

EXHIBIT INDEX

20.1  Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE1 relating to the November 25, 2003 Payment Date.